UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2009

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 602-244-6600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 14, 2009, ON Semiconductor Corporation, a Delaware Corporation (“ON”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Pac-10 Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of the ON (“Purchaser”) and California Micro Devices Corporation, a Delaware corporation (“CMD”), pursuant to which ON will acquire CMD, a leading supplier of protection devices for the mobile handset, high brightness LED (HBLED), digital consumer electronics and personal computer markets.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Purchaser will commence a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, par value $0.001 per share, of CMD (the “Shares”) at a purchase price of $4.70 per share in cash (the “Offer Price”). Upon successful completion of the Offer, and subject to the terms and conditions of the Merger Agreement, Purchaser will be merged with and into CMD (the “Merger”) and CMD will survive the Merger as an indirect wholly owned subsidiary of ON.

Purchaser has agreed to commence the Offer no earlier than December 21, 2009 and no later than December 30, 2009, and the Offer shall remain open for at least 20 business days. Purchaser will only be obligated to accept for payment and pay for Shares validly tendered in the Offer (and not withdrawn) upon the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including, among others, that (i) there is validly tendered (and not withdrawn) at least a majority of the then outstanding Shares on a fully diluted basis, (ii) certain regulatory clearances have been obtained by the parties, if applicable, and (iii) the other conditions set forth in Annex A to the Merger Agreement have been satisfied or waived.

At the effective time of the Merger (the “Effective Time”), each outstanding Share, other than Shares owned by CMD, ON or their respective subsidiaries immediately prior to the Effective Time, will automatically be converted into the right to receive the Offer Price per Share on the terms and subject to the conditions set forth in the Merger Agreement. The Merger Agreement further provides that at the Effective Time outstanding and unexercised options to purchase Shares (“Company Options”) will convert into and become an option to purchase ON’s common stock upon the same terms and conditions as the Company Options, except that the number of shares for which the new option may be exercised and the exercise price of the new options will be adjusted based on the option exchange ratio set forth in the Merger Agreement.

Pursuant to the Merger Agreement, CMD granted ON and Purchaser, subject to certain conditions and limitations, an irrevocable option to purchase, following completion of the Offer and at the Offer Price, a number of Shares that, when added to the number of Shares owned by ON or Purchaser at the time of exercise of the option, constitutes one share more than 90% of CMD’s fully-diluted shares of common stock (the “Top-Up Option”). The Top-Up Option is intended to expedite the timing of the completion of the Merger by effecting the Merger pursuant to Delaware’s “short form” merger statute. Following the Offer and, if necessary, the exercise of the Top-Up Option, if Purchaser does not own at least 90% of the outstanding Shares, a vote of the stockholders of CMD will be required to consummate the Merger.

The Merger Agreement further provides that, upon payment for the Shares pursuant to the Offer, ON shall be entitled to designate a number of directors to CMD’s Board of Directors (the “Board”) in proportion with the percentage of the Shares it owns following the Offer. Between such time and the Effective Time, the Board will have at least three independent directors who are directors of CMD on the date of the Merger Agreement.

ON, Purchaser and CMD have made customary representations and warranties in the Merger Agreement and agreed to certain customary covenants, including covenants regarding the operation of the business of CMD prior to the closing and covenants prohibiting CMD from soliciting, or providing information or entering into discussions concerning, or proposals relating to alternative business combination transactions, except in limited circumstances relating to unsolicited proposals that are, or could reasonably be expected to result in, a proposal superior to the transactions contemplated by the Merger Agreement. In the case of such a proposal, CMD may not terminate the Merger Agreement if ON makes a proposal to adjust the terms and conditions of the Merger Agreement to be at least as favorable as such proposal.

ON’s Board of Directors has approved the Merger Agreement and determined that the Merger Agreement and the Merger are advisable and both fair to and in the best interest of ON’s stockholders. GCA Savvian served as the financial advisor to ON’s Board of Directors and, in connection with such service, rendered an opinion to ON’s Board of Directors that the Offer Price is fair, from a financial point of view, to ON.

The Merger Agreement contains certain termination rights for both ON and CMD and further provides that upon termination of the Merger Agreement under specified circumstances CMD may be required to pay the Company a termination fee.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement attached as Exhibit 2.1, which is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about ON, Purchaser or CMD. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the parties thereto in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between ON, Purchaser, and CMD, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about ON, Purchaser, and CMD.

Additional Agreements

As an inducement to ON to enter into the Merger Agreement, certain officers, directors and a principal stockholder of CMD (as listed below in the descriptions to Exhibit 2.2 and Exhibit 2.3 of Item 9.01) (the “Tendering Stockholders”) have agreed to tender their Shares in connection with the Offer and to vote in favor of the Merger pursuant to Tender and Voting Agreements, dated December 14, 2009, entered into with ON, Purchaser and CMD (the “Tender Agreements”). In addition, such Tendering Stockholders have agreed, subject to certain exceptions, to refrain from disposing of their Shares and soliciting alternative acquisition proposals to the Merger.

The foregoing description of the Tender Agreements is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Tender Agreements, forms of which are filed as Exhibit 2.2 and Exhibit 2.3 to this Form 8-K and incorporated herein by reference.

Additional Information and Where to Find It

The tender offer described in this Current Report on Form 8-K and the exhibits attached hereto has not yet commenced. No statement in this document is an offer to purchase or a solicitation of an offer to sell securities. At the time the tender offer is commenced, ON and Purchaser will file a tender offer statement on Schedule TO with the Securities and Exchange Commission, and CMD will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. Any offers to purchase or solicitations of offers to sell will be made only pursuant to such tender offer statement. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the related solicitation/recommendation statement will contain important information, including the various terms of, and conditions to, the tender offer, that should be read carefully by CMD’s stockholders before they make any decision with respect to the tender offer. Such materials, when prepared and ready for release, will be made available to CMD’s stockholders at no expense to them. In addition, at such time such materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s Web site: www.sec.gov and may also be obtained by directing a request to ON Semiconductor Corporation, 5005 East McDowell Road, Phoenix, AZ, 85008, Attention: Investor Relations (telephone: (602) 244-3437) or by contacting California Micro Devices Corporation Investor Relations by mail at 490 N. McCarthy Blvd., No. 100, Milpitas, CA 95051, by email at ir@calmicro.com or by telephone at (408) 934-3144. CMD stockholders are advised to read these documents, any amendments to these documents and any other documents relating to the tender offer that are filed with the Securities and Exchange Commission carefully and in their entirety prior to making any decisions with respect to the tender offer because they contain important information, including the terms and conditions of the tender offer.

Item 8.01	Other Events.

On December 14, 2009, the ON and CMD issued a joint press release announcing the signing of the Merger Agreement. A copy of the press release announcing the signing of the Merger Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated December 14, 2009, by and among ON Semiconductor Corporation, Pac-10 Acquisition Corporation, and California Micro Devices Corporation.*

2.2	Form of Tender and Voting Agreement, dated December 14, 2009, by and among ON Semiconductor Corporation, Pac-10 Acquisition Corporation, California Micro Devices Corporation and each of the following executive officers, directors and stockholders of California Micro Devices Corporation: Robert V. Dickinson, Kevin Berry, Kyle Baker, Daniel Hauck, Jurgen Lutz, Manuel Mere, Dr. Ed Ross, Jon S. Castor, John Fichthorn, J. Michael Gullard, Kenneth Potashner and David Wittrock.

2.3	Form of Tender and Voting Agreement, dated December 14, 2009, by and among ON Semiconductor Corporation, Pac-10 Acquisition Corporation, California Micro Devices Corporation and Dialectic Capital Management, LLC.

99.1	Press Release issued jointly by ON Semiconductor Corporation and California Micro Devices Corporation, dated December 14, 2009.

*	Certain schedules have been omitted and ON Semiconductor Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 14, 2009	ON SEMICONDUCTOR CORPORATION
(Registrant)

	By:	/s/ DONALD A. COLVIN
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated December 14, 2009, by and among ON Semiconductor Corporation, Pac-10 Acquisition Corporation, and California Micro Devices Corporation*

2.2	Form of Tender and Voting Agreement, dated December 14, 2009, by and among ON Semiconductor Corporation, Pac-10 Acquisition Corporation, California Micro Devices Corporation and each of the following executive officers and directors of California Micro Devices Corporation: Robert V. Dickinson, Kevin Berry, Kyle Baker, Daniel Hauck, Jurgen Lutz, Manuel Mere, Dr. Ed Ross, Jon S. Castor, John Fichthorn, J. Michael Gullard, Kenneth Potashner and David Wittrock

2.3	Form of Tender and Voting Agreement, dated December 14, 2009, by and among ON Semiconductor Corporation, Pac-10 Acquisition Corporation, California Micro Devices Corporation and Dialectic Capital Management, LLC.

99.1	Press Release issued jointly by ON Semiconductor Corporation and California Micro Devices Corporation, dated December 14, 2009.

*	Certain schedules have been omitted and ON Semiconductor Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.